UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

HANRYU HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-41763	88-1368281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +82-2564-8588

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.001 per share	HRYU	NASDAQ (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On February 26, 2024, the board of directors (the “Board”) of Hanryu Holdings, Inc. (the “Company”) did not terminate the employment of Changhyuk Kang as the Chief Executive Officer of the Company for cause, effective immediately. Instead, on the same day, Changhyuk Kang submitted resignation as the Chief Executive Officer of the Company and the Board accepted Mr. Kang’s resignation.

Furthermore, the Board did not appoint TaeHoon Kim as the interim Chief Executive Officer of the Company, effective immediately as previously reported by Juhyun Shin, the Company’s Chief Financial Officer on the current report filed on February 28, 2024. The Board has yet to legally appoint the interim Chief Executive Officer and Mr. Kang’s resignation as the Chief Executive Officer of the Company will become effective when the interim Chief Executive Officer of the Company is appointed by the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANRYU HOLDINGS, Inc.

February 29, 2024	By: /s/ Changhyuk Kang
Name: Changhyuk Kang
Title: CEO